Filed Pursuant to Rule 424(b)(5)
Form S-3 Registration Statement SEC File No. 333-195550

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 29, 2014)

Up to $60,000,000

HOMESTREET, INC.

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, no par value per share, having an aggregate offering price of up to $60,000,000. Shares of our common stock to which this prospectus supplement relates may be offered over a period of time and from time to time through FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc. as our exclusive distribution agents, which we refer to collectively as the Distribution Agents, for sale to the public in accordance with the terms of an At Market Issuance Agreement, or Sales Agreement, we have entered into with each of the Distribution Agents. Sales of shares of our common stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the Nasdaq Global Select Market, or Nasdaq or other existing trading market for our common stock, or sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other methods permitted by law. Under the terms of the Sales Agreement, we may also sell our common stock to one or both of the Distribution Agents as principals for their own accounts at prices agreed upon at the time of sale. If we sell our common stock to either of the Distribution Agents as principals, we will enter into a separate terms agreement with that Distribution Agent. The Distribution Agents are not required to sell any specific dollar amount or number of securities, but will act as Distribution Agents using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed upon terms between us and the Distribution Agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on Nasdaq under the symbol “HMST.” The last reported sale price of our common stock as reported on Nasdaq on December 5, 2016 was $31.85 per share.

We will pay each Distribution Agent a commission rate equal to 2.0% of the gross sales price of all shares sold by it as our agent under the Sales Agreement. The remaining sales proceeds, after deducting any expenses payable by us, including legal fees, accounting fees and Nasdaq listing fees, and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement, and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares offered hereby are not savings accounts, deposits or other obligations of a bank or savings institution and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

FBR	Keefe, Bruyette & Woods A Stifel Company

The date of this prospectus supplement is December 6, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED APRIL 29, 2014

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 29, 2014, we filed with the SEC a registration statement on Form S-3, amended on May 29, 2014 (File No. 333-195550) using a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 2, 2014. Under this shelf registration process, we may, from time to time, sell up to $125,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, rights and units, in one or more transactions using any one or any combination of the foregoing.

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement that we make in this prospectus supplement, on the one hand, is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that was filed before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement and the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. Neither the Distribution Agents nor any dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “HMST,” “the Company,” “we,” “us,” and “our” refer to HomeStreet, Inc., a Washington corporation and a registered bank holding company, and its subsidiaries.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016 (SEC File No. 001-35424);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 (filed May 5, 2016), June 30, 2016 (filed August 4, 2016) and September 30, 2016 (filed November 8, 2016);

•	our Revised Definitive Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 25, 2016;

•	our Current Reports on Form 8-K filed with the SEC on March 15, 2016, May 20, 2016; June 1, 2016; August 2, 2016, September 28, 2016 and December 6, 2016; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34524) filed with the SEC on February 10, 2012.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related solely to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: HomeStreet, Inc., Attention: Investor Relations, Two Union Square Suite 2000, 601 Union Street, Seattle, Washington 98101, telephone (206) 623-3050.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that we include in and/or have incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-7, the section of the accompanying prospectus under the heading “Risk Factors” and risk factors discussed in documents that we incorporate by reference in this prospectus supplement, for a discussion of the risks involved in investing in our securities.

Our Business

We are a diversified financial services company founded in 1921 headquartered in Seattle, Washington and serving customers primarily in the western United States, including Hawaii. The Company is principally engaged in commercial lending, commercial and consumer retail banking and real estate lending. Our primary subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. The Bank is a Washington state-chartered commercial bank that provides consumer, mortgage and commercial loans, deposit products and services, non-deposit investment products, private banking and cash management services. Our loan products include consumer loans, single family residential mortgages, loans secured by commercial real estate, construction loans for residential and commercial real estate projects, commercial business loans and agricultural loans. HomeStreet Capital Corporation, a Washington corporation, originates, sells and services multifamily mortgage loans under the Fannie Mae Delegated Underwriting and Servicing Program (“DUS”®) in conjunction with HomeStreet Bank. Doing business as HomeStreet Insurance Agency, we provide insurance products and services for consumers and businesses. We also offer single family home loans through our partial ownership of WMS Series LLC, an affiliated business arrangement with various owners of Windermere Real Estate Company franchises whose home loan businesses are known as Penrith Home Loans (formerly Windermere Mortgage Services).

At September 30, 2016, we had total assets of $6.23 billion, net loans held for investment of $3.76 billion, deposits of $4.50 billion and shareholders’ equity of $586.0 million.

We generate revenue by earning net interest income and noninterest income. Net interest income is primarily the difference between interest income earned on loans and investment securities less the interest we pay on deposits and other borrowings. We earn noninterest income from the origination, sale and servicing of loans and from fees earned on deposit services and investment and insurance sales.

As of November 30, 2016, we had a network of 55 retail deposit branches located in Washington State, Southern California, Portland, Oregon and Hawaii, as well as 77 stand-alone home lending centers and eight commercial lending centers located both within our retail deposit branch footprint as well as in Phoenix, Arizona; Northern California (including the San Francisco Bay Area); Eugene, Salem and Bend, Oregon; the Denver area of Colorado; Spokane, Washington, Boise and northern Idaho and Salt Lake City, Utah. WMS Series LLC doing business as Penrith Home Loans provides point-of-sale loan origination services at certain Windermere Real Estate offices in Washington and Oregon. We also have one stand-alone insurance office located in Spokane, Washington.

Commercial and Consumer Banking. We provide diversified financial products and services to our commercial and consumer customers through bank branches, ATMs, and online, mobile and telephone banking. These products and services include deposit products; residential, consumer, business and agricultural loans for our portfolio; non-deposit investment products; insurance products and cash management services. We originate construction loans, bridge loans and permanent commercial real estate loans for the Company’s portfolio, primarily on single family residences, and on office, retail, industrial and multifamily properties. Through the HomeStreet commercial capital division of HomeStreet Bank, we originate permanent loans primarily up to $10 million in principal amount, a portion of which we intend to pool and sell into the secondary market. We also have a commercial lending team specializing in U.S. Small Business Administration (“SBA”) lending. We originate multifamily real estate loans through our Fannie Mae DUS business, whereby loans are sold to or securitized by Fannie Mae, while the Company generally retains the servicing rights. This segment is also responsible for managing the Company’s investment securities portfolio.

Mortgage Banking. We originate single family residential mortgage loans for sale in the secondary markets. The majority of our mortgage loans are sold to or securitized by Fannie Mae, Freddie Mac or Ginnie Mae, while we retain the right to service these loans. We have become a rated originator and servicer of jumbo loans, allowing us to sell the loans we originate to other entities for inclusion in securities. Additionally, we purchase loans from WMS Series LLC through a correspondent arrangement with that company. We also sell loans on a servicing-released and servicing-retained basis to securitizers and correspondent lenders. A small percentage of our loans are brokered to other lenders or sold on a servicing-released basis to correspondent lenders. On occasion, we may sell a portion of our mortgage servicing rights (“MSR”) portfolio. We manage the loan funding and the interest rate risk associated with the secondary market loan sales and the retained single family mortgage servicing rights within this business segment.

Expansion Activities

Through the 2013 acquisitions of Fortune Bank (“Fortune”) and Yakima National Bank (“YNB”) and two branches and certain related assets in the Seattle metropolitan area from AmericanWest Bank, we increased our commercial business loan portfolio, added experienced commercial lending officers and managers, and grew our presence in Washington State. During 2014 and into 2015, we continued to expand our banking and lending operations as well as our geographic footprint.

On March 1, 2015, we entered the retail banking market in Southern California with our acquisition of Simplicity Bancorp, Inc., and its subsidiary, Simplicity Bank, acquiring seven retail deposit branches in the Los Angeles area. This provided our Southern California operations with a significant retail deposit customer base, reducing our reliance on time deposits and increasing our portfolio of single family mortgage loans. Simplicity’s results of operations are included in the consolidated results of operations since the date of the merger.

In early 2015, we expanded our operations in Orange County, California with the launch of HomeStreet commercial capital and a team specializing in SBA lending. Through HomeStreet commercial capital, our commercial real estate lending group provides permanent financing for a range of commercial real estate property types including multifamily, industrial, retail, office, mobile home parks and self-storage facilities.

On December 11, 2015, we acquired a retail deposit branch and certain related assets in Dayton, Washington. This acquisition increased HomeStreet’s network of retail deposit branches in Eastern Washington to a total of five.

On February 1, 2016, we acquired Orange County Business Bank (“OCBB”), a California banking corporation in Irvine, California. Management believes that this acquisition complements HomeStreet’s recent expansion of its commercial and consumer banking activities into Southern California.

On August 12, 2016, we acquired the two branches of The Bank of Oswego and the assets and certain liabilities associated with those branches. This acquisition expanded our presence in the Portland, Oregon area, increasing the number of retail branches in the metropolitan area to five. In November 2016, we acquired two branches in Southern California, one in Granada Hills and one in Burbank, along with certain related deposits from Boston Private Bank & Trust, increasing our presence in Southern California to thirteen retail locations.

Our Markets

We view our market as the major metropolitan areas in the western United States, including Hawaii. These metropolitan areas share a number of key demographic factors that are characteristic of growth markets, such as large and growing populations with above average household incomes, a significant number of mid-sized companies, and diverse economies. These markets all share large populations that we believe are underserved due to the rapid consolidation of community banks since the most recent financial crisis. We believe this dislocation has left a void for a strong regional bank with significant long-term opportunities to grow organically and through acquisitions.

We currently operate full service branches in the Puget Sound and eastern regions of Washington, the Portland, Oregon metropolitan area, the Hawaiian Islands, and Southern California. We also have stand-alone commercial and residential lending centers in the metropolitan areas of San Francisco, California; Phoenix, Arizona; Denver, Colorado; and Salt Lake City, Utah. Over time, we expect to efficiently expand our full service branches, on a prudent and opportunistic basis, to areas currently being served only by stand-alone lending centers, and to further expand our geographic footprint into other large metropolitan areas in the western United States that share the same or substantially similar characteristics to our current markets.

Corporate Information

We are a Washington corporation and registered bank holding company that has elected to be a financial holding company under the Bank Holding Company Act of 1956. Our principal executive offices are located at Two Union Square, Suite 2000, 601 Union Street, Seattle, Washington 98101, and our telephone number is (206) 623-3050. Our website address is http://www.homestreet.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus or any supplement or free writing prospectus.

THE OFFERING

Securities offered	Shares having an aggregate gross sales price of up to $60,000,000.

Manner of offering	“At the market” offering that may be made from time to time through FBR Capital Markets & Co. and Keefe, Bruyette & Woods, Inc., as distribution agents using commercially reasonable efforts. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes and possible future acquisitions and growth opportunities. We intend to use a portion of the net proceeds to provide new capital to the Bank to support its future growth. Pending such uses, the net proceeds will be held in short-term interest-bearing investment grade securities. See “Use of Proceeds” on page S-60 of this prospectus supplement.

Nasdaq Global Select Market symbol	HMST

Risk Factors	This investment involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

An investment in our securities involves a substantial risk of loss. Before you invest in our common stock, you should carefully consider the following factors in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those risks described below, and those that may be contained in our Quarterly Reports on Form 10-Q and that will be contained in our Annual Reports on Form 10-K, for periods on or after the date of this prospectus supplement, all of which are incorporated herein by reference. The risks described below and incorporated by reference are not the only risks we face. Any of these risks could materially affect our business, financial condition or results of operations, as could additional risks or uncertainties not currently known to us or that we currently believe to be immaterial. If any of the events or circumstances described in these risk factors actually occur, our business, financial condition or results of operations could suffer and the trading price of our common stock could decline substantially. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded from time to time, before you decide to invest in our common stock. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

The number of shares of our common stock available for future sale could adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price of our common stock. We may sell shares of our common stock under this prospectus supplement with an aggregate gross offering price of up to $60,000,000. As of November 30, 2016, we had 24,829,859.6 shares of common stock outstanding, and had reserved an additional 817,942 shares of common stock for future issuance under our 2014 Equity Incentive Plan, of which 311,002 shares were subject to issued and unvested equity awards that may be settled in common stock as well as 257,747 shares reserved for issuance on the exercise of outstanding options issued under the 2010 plan that are fully vested. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock.

The market price of our common stock is volatile.

We cannot predict how the shares of our common stock will trade in the future. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, most of which are beyond our control:

•	changes in mortgage markets, particularly those relating to changes in interest rates and changes in the laws and regulations that govern our business;

•	our ability to manage our growth strategy effectively;

•	events and conditions that disproportionately affect our geographic markets;

•	actual or anticipated fluctuations in our operating and financial results;

•	changes in financial estimates and recommendations by financial analysts;

•	actions of our current shareholders, including sales of common stock by existing shareholders (in particular by our directors and executive officers);

•	fluctuations in the stock price and operating results of our competitors; and

•	developments related to the financial services industry more generally.

The market price of our common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our common stock and (ii) sales of substantial amounts of our common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market price of our common stock.

Risks Related to Our Operations

We are growing rapidly, and we may fail to manage our growth properly.

Since our initial public offering (“IPO”) in February 2012, we have pursued targeted and opportunistic growth which has included four whole-bank acquisitions - Fortune Bank and Yakima National Bank in November 2013, Simplicity Bank in March 2015, and Orange County Business Bank in February 2016 - along with seven branch acquisitions. These acquisitions represent both significant operational growth and a substantial geographic expansion of our commercial and consumer banking operations. Simultaneously with this growth of our banking operations through acquisition, we have also grown our mortgage origination operations opportunistically but quickly, opening new offices in Northern and Southern California starting in 2013, and further expanding our mortgage origination operations into Arizona beginning in the fourth quarter of 2014 and Central California in the second quarter of 2015, while also continuing to grow those operations in the Pacific Northwest. Beginning in 2015, we also started expanding our commercial lending activities, opening new offices in Salt Lake City, Utah and adding production personnel in Southern California focused on residential construction and SBA loans. At the time of our IPO, we had 20 retail branches and nine stand-alone lending centers. As of November 30, 2016 we have grown to a total of 55 retail branches, 85 stand-alone lending centers, including eight commercial lending centers, and one stand-alone insurance office.

These activities reflect substantial growth in terms of total assets, total deposits, total loans and employees. We plan to continue both strategic and opportunistic growth, which can present substantial demands on management personnel, line employees, and other aspects of our operations, especially if growth occurs rapidly. We may face difficulties in managing that growth, and we may experience a variety of adverse consequences, including:

•	Loss of or damage to key customer relationships;

•	Distraction of management from ordinary course operations;

•	Costs incurred in the process of vetting potential acquisition candidates which we may not recoup;

•	Loss of key employees or significant numbers of employees;

•	The potential of litigation from prior employers relating to the portability of their employees;

•	Costs associated with opening new offices and systems expansion to accommodate our growth in employees;

•	Increased costs related to hiring, training and providing initial compensation to new employees, which may not be recouped if those employees do not remain with us long enough to be profitable;

•	Challenges in complying with legal and regulatory requirements in new jurisdictions;

•	Inadequacies in our computer systems, accounting policies and procedures, and management personnel (some of which may be difficult to detect until other problems become manifest);

•	Challenges integrating different systems, practices, and customer relationships;

•	An inability to attract and retain personnel whose experience and (in certain circumstances) business relationships promote the achievement of our strategic goals; and

•	Increasing volatility in our operating results as we progress through these initiatives.

Because our business strategy includes growth in total assets, total deposits, total loans and employees, including through opportunistic acquisitions, if we fail to manage our growth properly, our financial condition and results of operations could be negatively affected.

Our funding sources may prove insufficient to replace deposits and support our future growth.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we continue to grow, we are likely to become more dependent on these sources, which may include Federal Home Loan Bank advances, proceeds from the sale of loans, federal funds purchased and brokered certificates of deposit. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources and could make our existing funds more volatile. Our financial flexibility may be materially constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In that case, our operating margins and profitability would be adversely affected. Further, the volatility inherent in some of these funding sources, particularly including brokered deposits, may increase our exposure to liquidity risk.

The integration of recent and future acquisitions could consume significant resources and may not be successful.

We have completed four whole-bank acquisitions in the past three years and we have also acquired seven stand-alone branches in the same time period, all of which has required substantial resources and costs related to the acquisition process and subsequent integration. For example, we incurred $4.4 million and $10.7 million of acquisition related expenses, net of tax, in the nine months ended September 30, 2016 and the fiscal year ended December 31, 2015. We regularly evaluate merger and acquisition opportunities with other financial institutions and financial services companies. There are certain risks related to the integration of operations of acquired banks and branches, which we may continue to encounter if we acquire other banks or branches in the near future as part of our strategy to grow our business and our market share. Any future acquisition we may undertake may involve numerous risks related to the investigation and consideration of the potential acquisition and the costs of undertaking such a transaction, as well as the integration of any acquired entities or assets into HomeStreet or HomeStreet Bank, including risks that arise after the transaction is completed. These risks include:

•	Diversion of management’s attention from normal daily operations of the business;

•	Difficulties in integrating the operations, technologies, and personnel of the acquired companies;

•	Difficulties in implementing, upgrading and maintaining our internal controls over financial reporting and our disclosure controls and procedures;

•	Inability to maintain the key business relationships and the reputations of acquired businesses;

•	Entry into markets in which we have limited or no prior experience and in which competitors have stronger market positions;

•	Potential responsibility for the liabilities of acquired businesses;

•	Inability to maintain our internal standards, procedures and policies at the acquired companies or businesses; and

•	Potential loss of key employees of the acquired companies.

In addition, in certain cases our acquisition of a whole bank or a branch includes the acquisition of all or a substantial portion of the target bank or branch’s assets and liabilities, including all or a substantial portion of its loan portfolio. There may be instances where we, under our normal operating procedures, may find after the acquisition that there may be additional losses or undisclosed liabilities with respect to the assets and liabilities of the target bank or branch, and, with respect to its loan portfolio, that the ability of a borrower to repay a loan may have become impaired, the quality of the value of the collateral securing a loan may fall below our standards, or the allowance for loan losses may not be adequate. One or more of these factors might cause us to have additional losses or liabilities, additional loan charge-offs or increases in allowances for loan losses.

Difficulties in pursuing or integrating any new acquisitions, and potential discoveries of additional losses or undisclosed liabilities with respect to the assets and liabilities of acquired companies, may increase our costs and adversely impact our financial condition and results of operations. Further, even if we successfully address these factors and are successful in closing acquisitions and integrating our systems with the acquired systems, we may nonetheless experience customer losses, or we may fail to grow the acquired businesses as we intend or to operate the acquired businesses at a level that would avoid losses or justify our investments in those companies.

In addition, we may choose to issue additional common stock for future acquisitions, or we may instead choose to pay the consideration in cash or a combination of stock and cash. Any issuances of stock relating to an acquisition may have a dilutive effect on earnings per share, book value per share or the percentage ownership of current shareholders depending on the value of the assets or entity acquired. Alternatively, the use of cash as consideration in any such acquisitions could impact our capital position and may require us to raise additional capital.

The significant concentration of real estate secured loans in our portfolio has had a negative impact on our asset quality and profitability in the past and there can be no assurance that it will not have such impact in the future.

A substantial portion of our loans are secured by real property, a characteristic we expect to continue indefinitely. Our real estate secured lending is generally sensitive to national, regional and local economic conditions, making loss levels difficult to predict. Declines in real estate sales and prices, significant increases in interest rates, and a degeneration in prevailing economic conditions may result in higher than expected loan delinquencies, foreclosures, problem loans, OREO, net charge-offs and provisions for credit and OREO losses. Although real estate prices are stable in the markets in which we operate, if market values decline, the collateral for our loans may provide less security and our ability to recover the principal, interest and costs due on defaulted loans by selling the underlying real estate will be diminished, leaving us more likely to suffer additional losses on defaulted loans. Such declines may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose loan portfolios are more diversified.

Worsening conditions in the real estate market and higher than normal delinquency and default rates on loans could cause other adverse consequences for us, including:

•	Reduced cash flows and capital resources, as we are required to make cash advances to meet contractual obligations to investors, process foreclosures, and maintain, repair and market foreclosed properties;

•	Declining mortgage servicing fee revenues because we recognize these revenues only upon collection;

•	Increasing loan servicing costs;

•	Declining fair value on our mortgage servicing rights; and

•	Declining fair values and liquidity of securities held in our investment portfolio that are collateralized by mortgage obligations.

Our business is geographically confined to certain metropolitan areas of the Western United States, and events and conditions that disproportionately affect those areas may pose a more pronounced risk for our business.

We are headquartered in Seattle, Washington, and a significant portion of our historical operations have been limited to the Pacific Northwest and, to a lesser degree, Hawaii. Since 2014 we have expanded significantly into California by opening lending centers in Northern and Southern California and expanding our retail branch network into Southern California. We have also established lending operations in and around Salt Lake City, Utah; Phoenix, Arizona; and Boise, Idaho. However, a substantial majority of our revenues are derived from operations in the Puget Sound region of Washington State, the Portland, Oregon metropolitan area and Los Angeles and Orange Counties in Southern California. Each of these areas is subject to various types of natural disasters, and each has experienced disproportionately significant economic declines in recent years. Economic declines or natural disasters that affect these areas in particular, or economic events that affect the Western United States more generally, may have an unusually pronounced impact on our business and, because our operations are not more geographically diversified, we may lack the ability to mitigate those impacts from operations in other regions of the United States.

We have previously had deficiencies in our internal controls over financial reporting, and those deficiencies or others that we have not discovered may result in our inability to maintain control over our assets or to identify and accurately report our financial condition, results of operations, or cash flows.

Our internal controls over financial reporting are intended to assure we maintain accurate records, promote the accurate and timely reporting of our financial information, maintain adequate control over our assets, and detect unauthorized acquisition, use or disposition of our assets. Effective internal and disclosure controls are necessary for us to provide reliable financial reports and effectively prevent fraud and to operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results may be harmed.

As part of our ongoing monitoring of internal control from time to time we have discovered deficiencies in our internal controls that have required remediation. These deficiencies have included “material weaknesses,” defined as a deficiency or combination of deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. For example, our management determined that we had experienced a material weakness in our internal control over financial reporting as of September 30, 2014 related to errors in the analysis of hedge effectiveness related to fair value hedge accounting for certain loans and related swap or derivative instruments, and also concluded that our internal control over financial reporting were not effective as of December 31, 2014 because of a material weakness in our internal controls related to certain new back office systems, primarily relating to accounts payable processing and payroll processing. We also have discovered “significant deficiencies,” defined as a deficiency or combination of deficiencies in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting.

Management has identified and implemented remedial measures intended to resolve all known deficiencies. To support our growth initiatives and to create operating efficiencies we have implemented, and will continue to implement, new systems and processes. If our project management processes are not sound and adequate resources are not deployed to these implementations, we may experience additional internal control lapses that could expose the company to operating losses. However, any failure to maintain effective controls or timely effect any necessary improvement of our internal and disclosure controls in the future could harm operating results or cause us to fail to meet our reporting obligations.

If our internal controls over financial reporting are subject to additional defects we have not identified, we may be unable to maintain adequate control over our assets, or we may experience material errors in recording our assets, liabilities and results of operations. Repeated or continuing deficiencies may cause investors to question the reliability of our internal controls or our financial statements, and may result in an erosion of confidence in our management or result in penalties or other potential enforcement action by the Securities and Exchange Commission (the “SEC”).

We have received and responded to a series of inquiries from the SEC’s Division of Enforcement relating primarily to our fair value hedge accounting analysis described above. We believe we have made all appropriate accounting adjustments, are cooperating fully with the SEC in response to the ongoing investigation, and do not believe an enforcement action is warranted. However, we would be required to respond to any enforcement measures the SEC determines to undertake. While we do not expect the outcome of any such proceeding would have a material adverse impact on the financial results of the Company for any reporting period, past or future, such an action may distract management from our ongoing operations, and reports of any such action may cause our securities to lose value. We cannot give any assurances regarding whether or not the SEC will take any enforcement action or what the outcome of any potential enforcement action may be.

Our allowance for loan losses may prove inadequate or we may be negatively affected by credit risk exposures. Future additions to our allowance for loan losses, as well as charge-offs in excess of reserves, will reduce our earnings.

Our business depends on the creditworthiness of our customers. As with most financial institutions, we maintain an allowance for loan losses to provide for defaults and nonperformance, which represents management’s best estimate of probable incurred losses inherent in the loan portfolio. Management’s estimate is the result of our continuing evaluation of specific credit risks and loan loss experience, current loan portfolio quality, present economic, political and regulatory conditions, industry concentrations and other factors that may indicate future loan losses. The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and judgment and requires us to make estimates of current credit risks and future trends, all of which may undergo material changes. Generally, our nonperforming loans and OREO reflect operating difficulties of individual borrowers and weaknesses in the economies of the markets we serve. This allowance may not be adequate to cover actual losses, and future provisions for losses could materially and adversely affect our financial condition, results of operations and cash flows.

In addition, as we have acquired new operations, we have added the loans previously held by the acquired companies or related to the acquired branches to our books. We expect that any future acquisition we may make will bring additional loans originated by other institutions onto our books. Although we review loan quality as part of our due diligence in considering any acquisition, the addition of such loans may increase our credit risk exposure, requiring an increase in our allowance for loan losses or we may experience adverse effects to our financial condition, results of operations and cash flows stemming from losses on those additional loans.

Our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and we use estimates in determining the fair value of certain of our assets, which estimates may prove to be imprecise and result in significant changes in valuation.

A portion of our assets are carried on the balance sheet at fair value, including investment securities available for sale, mortgage servicing rights related to single family loans and single family loans held for sale. Generally, for assets that are reported at fair value, we use quoted market prices or internal valuation models that use observable market data inputs to estimate their fair value. In certain cases, observable market prices and data may not be readily available or their availability may be diminished due to market conditions. We use financial models to value certain of these assets. These models are complex and use asset-specific collateral data and market inputs for interest rates. Although we have processes and procedures in place governing internal valuation models and their testing and calibration, such assumptions are complex as we must make judgments about the effect of matters that are inherently uncertain. Different assumptions could result in significant changes in valuation, which in turn could affect earnings or result in significant changes in the dollar amount of assets reported on the balance sheet.

Volatility in the mortgage market, changes in interest rates, operational costs and other factors beyond our control may adversely impact our ability to remain profitable.

We have sustained significant losses in the past. We cannot guarantee that we will remain profitable or be able to maintain the level of profit we are currently experiencing. Many factors determine whether or not we will be profitable, and our ability to remain profitable is threatened by a myriad of issues, including:

•	Increases in interest rates may limit our ability to make loans, decrease our net interest income and noninterest income, reduce demand for loans, increase the cost of deposits and otherwise negatively impact our financial situation;

•	Volatility in mortgage markets, which is driven by factors outside of our control such as interest rate changes, housing inventory and general economic conditions, may negatively impact our ability to originate loans and change the fair value of our existing loans and servicing rights;

•	Changes in regulations may negatively impact the Company or the Bank and may limit our ability to offer certain products or services or may increase our costs of compliance;

•	Increased costs from growth through acquisition could exceed the income growth anticipated from these opportunities, especially in the short term as these acquisitions are integrated into our business;

•	Increased costs for controls over data confidentiality, integrity, and availability due to growth or to strengthen the security profile of our computer systems and computer networks;

•	Changes in government-sponsored enterprises and their ability to insure or to buy our loans in the secondary market may result in significant changes in our ability to recognize income on sale of our loans to third parties;

•	Competition in the mortgage market industry may drive down the interest rates we are able to offer on our mortgages, which will negatively impact our net interest income;

•	Changes in the cost structures and fees of government-sponsored enterprises to whom we sell many of these loans may compress our margins and reduce our net income and profitability; and

•	Our hedging strategies to offset risks related to interest rate changes may not prove to be successful and may result in unanticipated losses for the Company.

These and other factors may limit our ability to generate revenue in excess of our costs, which in turn may result in a lower rate of profitability or even substantial losses for the Company.

Our management of capital could adversely affect profitability measures and the market price of our common stock and could dilute the holders of our outstanding common stock.

Our capital ratios are higher than regulatory minimums. We may choose to have a lower capital ratio in the future in order to take advantage of growth opportunities, including acquisition and organic loan growth, or in order to take advantage of a favorable investment opportunity. On the other hand, we may in the future elect to raise capital through a sale of our debt or equity securities in order to have additional resources to pursue our growth, including by acquisition, fund our business needs and meet our commitments, or as a response to changes in economic conditions that make capital raising a prudent choice. In the event the quality of our assets or our economic position were to deteriorate significantly, as a result of market forces or otherwise, we may also need to raise additional capital in order to remain compliant with capital standards.

We may not be able to raise such additional capital at the time when we need it, or on terms that are acceptable to us. Our ability to raise additional capital will depend in part on conditions in the capital markets at the time, which are outside our control, and in part on our financial performance. Further, if we need to raise capital in the future, especially if it is in response to changing market conditions, we may need to do so when many other financial institutions are also seeking to raise capital, which would create competition for investors. An inability to raise additional capital on acceptable terms when needed could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, any capital raising alternatives could dilute the holders of our outstanding common stock and may adversely affect the market price of our common stock.

We may incur significant losses as a result of ineffective hedging of interest rate risk related to our loans sold with a reservation of servicing rights.

Both the value of our single family mortgage servicing rights, or MSRs, and the value of our single family loans held for sale change with fluctuations in interest rates, among other things, reflecting the changing expectations of mortgage prepayment activity. To mitigate potential losses of fair value of single family loans held for sale and MSRs related to changes in interest rates, we actively hedge this risk with financial derivative instruments. Hedging is a complex process, requiring sophisticated models, experienced and skilled personnel and continual monitoring. Changes in the value of our hedging instruments may not correlate with changes in the value of our single family loans held for sale and MSRs, and we could incur a net valuation loss as a result of our hedging activities. As we continue to expand our single family mortgage operations and add more single family mortgage origination personnel, the volume of our single family loans held for sale and MSRs has continued to increase. The increase in volume in turn increases our exposure to the risks associated with the impact of interest rate fluctuations on single family loans held for sale and MSRs.

If we breach any of the representations or warranties we make to a purchaser or securitizer of our mortgage loans or MSRs, we may be liable to the purchaser or securitizer for certain costs and damages.

When we sell or securitize mortgage loans in the ordinary course of business, we are required to make certain representations and warranties to the purchaser about the mortgage loans and the manner in which they were originated. Our agreements require us to repurchase mortgage loans if we have breached any of these representations or warranties, in which case we may be required to repurchase such loan and record a loss upon repurchase and/or bear any subsequent loss on the loan. We may not have any remedies available to us against a third party for such losses, or the remedies available to us may not be as broad as the remedies available to the purchaser of the mortgage loan against us. In addition, if there are remedies against a third party available to us, we face further risk that such third party may not have the financial capacity to perform remedies that otherwise may be available to us. Therefore, if a purchaser enforces remedies against us, we may not be able to recover our losses from a third party and may be required to bear the full amount of the related loss.

If repurchase and indemnity demands increase on loans or MSRs that we sell from our portfolios, our liquidity, results of operations and financial condition will be adversely affected.

If we breach any representations or warranties or fail to follow guidelines when originating an FHA/HUD-insured loan or a VA-guaranteed loan, we may lose the insurance or guarantee on the loan and suffer losses, pay penalties, and/or be subjected to litigation from the federal government.

We originate and purchase, sell and thereafter service single family loans that are insured by FHA/HUD or guaranteed by the VA. We certify to the FHA/HUD and the VA that the loans meet their requirements and guidelines. The FHA/HUD and VA audit loans that are insured or guaranteed under their programs, including audits of our processes and procedures as well as individual loan documentation. Violations of guidelines can result in monetary penalties or require us to provide indemnifications against loss or loans declared ineligible for their programs. In the past, monetary penalties and losses from indemnifications have not created material losses to the Bank. As a result of the housing crisis, the FHA/HUD has stepped up enforcement initiatives. In addition to regular FHA/HUD audits, HUD’s Inspector General has become active in enforcing FHA regulations with respect to individual loans and has partnered with the Department of Justice (“DOJ”) in filing lawsuits against lenders for systemic violations. The penalties resulting from such lawsuits can be much more severe, since systemic violations can be applied to groups of loans and penalties may be subject to treble damages. The DOJ has used the Federal False Claims Act and other federal laws and regulations in prosecuting these lawsuits. Because of our significant origination of FHA/HUD insured and VA guaranteed loans, if the DOJ were to find potential violations by the Bank, we could be subject to material monetary penalties and/or losses, and may even be subject to lawsuits alleging systemic violations which could result in treble damages.

We may face risk of loss if we purchase loans from a seller that fails to satisfy its indemnification obligations.

We generally receive representations and warranties from the originators and sellers from whom we purchase loans and servicing rights such that if a loan defaults and there has been a breach of such representations and warranties, we may be able to pursue a remedy against the seller of the loan for the unpaid principal and interest on the defaulted loan. However, if the originator and/or seller breaches such representations and warranties and does not have the financial capacity to pay the related damages, we may be subject to the risk of loss for such loan as the originator or seller may not be able to pay such damages or repurchase loans when called upon by us to do so. Currently, we only purchase loans from WMS Series LLC, an affiliated business arrangement with certain Windermere real estate brokerage franchise owners.

Changes in fee structures by third party loan purchasers and mortgage insurers may decrease our loan production volume and the margin we can recognize on conforming home loans, and may adversely impact our results of operations.

Changes in the fee structures by Fannie Mae, Freddie Mac or other third party loan purchasers, such as an increase in guarantee fees and other required fees and payments, may increase the costs of doing business with them and, in turn, increase the cost of mortgages to consumers and the cost of selling conforming loans to third party loan purchasers. Increases in those costs could in turn decrease our margin and negatively impact our profitability. Additionally, increased costs for premiums from mortgage insurers, extensions of the period for which private mortgage insurance is required on a loan purchased by third party purchasers and other changes to mortgage insurance requirements could also increase our costs of completing a mortgage and our margins for home loan origination. Were any of our third party loan purchasers to make such changes in the future, it may have a negative impact on our ability to originate loans to be sold because of the increased costs of such loans and may decrease our profitability with respect to loans held for sale. In addition, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these third party loan purchasers could negatively impact our results of business, operations and cash flows.

We may incur additional costs in placing loans if our third party purchasers discontinue doing business with us for any reason.

We rely on third party purchasers with whom we place loans as a source of funding for the loans we make to consumers. Occasionally, third party loan purchasers may go out of business, elect to exit the market or choose to cease doing business with us for a myriad of reasons, including but not limited to the increased burdens on purchasers related to compliance, adverse market conditions or other pressures on the industry. In the event that one or more third party purchasers goes out of business, exits the market or otherwise ceases to do business with us at a time when we have loans that have been placed with such purchaser but not yet sold, we may incur additional costs to sell those loans to other purchasers or may have to retain such loans, which could negatively impact our results of operations and our capital position.

Our real estate lending also exposes us to environmental liabilities.

In the course of our business, it is necessary to foreclose and take title to real estate, which could subject us to environmental liabilities with respect to these properties. Hazardous substances or waste, contaminants, pollutants or sources thereof may be discovered on properties during our ownership or after a sale to a third party. We could be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical releases at such properties. The costs associated with investigation or remediation activities could be substantial and could substantially exceed the value of the real property. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. We may be unable to recover costs from any third party. These occurrences may materially reduce the value of the affected property, and we may find it difficult or impossible to use or sell the property prior to or following any environmental remediation. If we ever become subject to significant environmental liabilities, our business, financial condition and results of operations could be materially and adversely affected.

Market-Related Risks

Fluctuations in interest rates could adversely affect the value of our assets and reduce our net interest income and noninterest income, thereby adversely affecting our earnings and profitability.

Interest rates may be affected by many factors beyond our control, including general and economic conditions and the monetary and fiscal policies of various governmental and regulatory authorities. For example, increases in interest rates in early 2014 reduced our mortgage revenues in large part by drastically reducing the market for refinancings, which negatively impacted our noninterest income and, to a lesser extent, our net interest income, as well as demand for our residential loan products and the revenue realized on the sale of loans in the first half of 2014. Conversely, the United Kingdom’s announcement that it would leave the European Union in the second quarter of 2016 caused interest rates to fall again, increasing the demand for refinance mortgages in that period and providing a positive impact on our income and revenues in that period. Recent announcements from the Board of Governors of the U.S. Federal Reserve System suggest that interest rates are likely to increase in the coming months, and we are unable to predict the likelihood or degree of these increases or the impact they will have on mortgage originations. Market volatility in interest rates can be difficult to predict, however, as unexpected interest rate changes may result in a sudden impact but anticipated changes in interest rates generally impact the mortgage rate market prior to the actual rate change.

Our earnings are also dependent on the difference between the interest earned on loans and investments and the interest paid on deposits and borrowings. Changes in market interest rates impact the rates earned on loans and investment securities and the rates paid on deposits and borrowings and may negatively impact our ability to attract deposits, make loans and achieve satisfactory interest rate spreads, which could adversely affect our financial condition or results of operations. In addition, changes to market interest rates may impact the level of loans, deposits and investments and the credit quality of existing loans.

In addition, our securities portfolio includes securities that are insured or guaranteed by U.S. government agencies or government-sponsored enterprises and other securities that are sensitive to interest rate fluctuations. The unrealized gains or losses in our available-for-sale portfolio are reported as a separate component of shareholders’ equity until realized upon sale. Interest rate fluctuations may impact the value of these securities and as a result, shareholders’ equity, and may cause material fluctuations from quarter to quarter. Failure to hold our securities until maturity or until market conditions are favorable for a sale could adversely affect our financial condition.

A significant portion of our noninterest income is derived from originating residential mortgage loans and selling them into the secondary market. That business has benefited from a long period of historically low interest rates. To the extent interest rates rise, particularly if they rise substantially, we may experience a reduction in mortgage financing of new home purchases and refinancing. These factors have negatively affected our mortgage loan origination volume and our noninterest income in the past and may do so again in the future.

Our mortgage operations are impacted by changes in the housing market, including factors that impact housing affordability and availability.

Housing affordability is directly affected by the level of mortgage interest rates. The housing market recovery has been aided by a protracted period of historically low mortgage interest rates that has made it easier for consumers to qualify for a mortgage and purchase a home. Mortgage rates rose somewhat in the fourth quarter of 2015 in anticipation of a general interest rate increase that was implemented by the Federal Reserve in December 2015. While mortgage rates have subsequently declined, should mortgage rates substantially increase over current levels, it would become more difficult for many consumers to qualify for mortgage credit. This could have a dampening effect on home sales and on home values.

In addition, while some parts of the country, including the Pacific Northwest, have seen a resurgence of the housing market in recent months, those recent improvements may not continue, and a return to a recessionary economy could result in financial stress on our borrowers that may result in volatility in home prices, increased foreclosures and significant write-downs of asset values, all of which would adversely affect our financial condition and results of operations. Constraints on the number of houses available for sale in some markets may also adversely impact our ability to originate mortgages and, as a consequence, our results of operations.

Current economic conditions continue to pose significant challenges for us and could adversely affect our financial condition and results of operations.

We generate revenue from the interest and fees we charge on the loans and other products and services we sell, and a substantial amount of our revenue and earnings comes from the net interest and noninterest income that we earn from our mortgage banking and commercial lending businesses. Our operations have been, and will continue to be, materially affected by the state of the U.S. economy, particularly unemployment levels and home prices. Although the U.S. economy has continued to improve from the recessionary levels of 2008 and early 2009, economic growth has at times been slow and uneven and there is no guarantee that it will continue at the current pace or at all.

A prolonged period of slow growth, or a pronounced decline, in the U.S. economy, or any deterioration in general economic conditions and/or the financial markets resulting from these factors, or any other events or factors that may disrupt or dampen the economic recovery, could materially adversely affect our financial results and condition. If economic conditions do not continue to improve or if the economy worsens and unemployment rises, which also would likely result in a decrease in consumer and business confidence and spending, the demand for our credit products, including our mortgages, may fall, reducing our net interest and noninterest income and our earnings.

In particular, we may face risks related to market conditions that may negatively impact our business opportunities and plans, such as:

•	Market developments may affect consumer confidence levels and may cause adverse changes in payment patterns, resulting in increased delinquencies and default rates on loans and other credit facilities;

•	The models we use to assess the creditworthiness of our customers may prove less reliable than we had anticipated in predicting future behaviors which may impair our ability to make good underwriting decisions;

•	If our forecasts of economic conditions and other economic predictions are not accurate, we may face challenges in accurately estimating the ability of our borrowers to repay their loans;

•	Changes in U.S. tax policy may limit our ability to pursue growth and return profits to shareholders; and

•	Future political developments and fiscal policy decisions may create uncertainty in the marketplace.

If recovery from the economic recession slows or if we experience another recessionary dip, our ability to access capital and our business, financial condition and results of operations may be adversely impacted.

A change in federal monetary policy could adversely impact our mortgage banking revenues.

The Federal Reserve is responsible for regulating the supply of money in the United States, and as a result its monetary policies strongly influence our costs of funds for lending and investing as well as the rate of return we are able to earn on those loans and investments, both of which impact our net interest income and net interest margin. The Federal Reserve Board’s interest rate policies can also materially affect the value of financial instruments we hold, including debt securities and mortgage servicing rights, or MSRs. These monetary policies can also negatively impact our borrowers, which in turn may increase the risk that they will be unable to pay their loans according to the terms or be unable to pay their loans at all. We have no control over the Federal Reserve Board’s policies and cannot predict when changes are expected or what the magnitude of such changes may be.

For example, as a result of the Federal Reserve Board’s concerns regarding continued slow economic growth, the Federal Reserve Board, in 2008 implemented its standing monetary policy known as “quantitative easing,” a program involving the purchase of mortgage backed securities and United States Treasury securities, the volume of which was aligned with specific economic targets or measures intended to bolster the U.S. economy. Although the Federal Reserve Board has ended quantitative easing, it still holds the securities purchased during the program and, if economic conditions worsened, could revive that program.

Because a substantial portion of our revenues and our net income historically have been, and in the foreseeable future are expected to be, derived from gain on the origination and sale of mortgage loans and on the continuing servicing of those loans, the Federal Reserve Board’s monetary policies may have had the effect of supporting higher revenues than might otherwise be available. If the rebound in employment and real wages is not adequate to offset the termination of the program, or if the Federal Reserve begins selling off the securities it has accumulated, we may see a reduction in mortgage originations throughout the United States, and may see a corresponding rise in interest rates, which could reduce our mortgage origination revenues and in turn have a material adverse impact upon our business.

A substantial portion of our revenue is derived from residential mortgage lending which is a market sector that experiences significant volatility.

A substantial portion of our consolidated net revenues (net interest income plus noninterest income) are derived from originating and selling residential mortgages. Residential mortgage lending in general has experienced substantial volatility in recent periods. An increase in interest rates in the second quarter of 2013 resulted in a significant adverse impact on our business and financial results due primarily to a related decrease in volume of loan originations, especially refinancings. The Federal Reserve increased interest rates in December 2015 and has indicated in recent months that further increases are likely in the near future. An increase in interest rates may materially and adversely affect our future loan origination volume, margins, and the value of the collateral securing our outstanding loans, may increase rates of borrower default, and may otherwise adversely affect our business.

We may incur losses due to changes in prepayment rates.

Our mortgage servicing rights carry interest rate risk because the total amount of servicing fees earned, as well as changes in fair-market value, fluctuate based on expected loan prepayments (affecting the expected average life of a portfolio of residential mortgage servicing rights). The rate of prepayment of residential mortgage loans may be influenced by changing national and regional economic trends, such as recessions or depressed real estate markets, as well as the difference between interest rates on existing residential mortgage loans relative to prevailing residential mortgage rates. Changes in prepayment rates are therefore difficult for us to predict. An increase in the general level of interest rates may adversely affect the ability of some borrowers to pay the interest and principal of their obligations. During periods of declining interest rates, many residential borrowers refinance their mortgage loans. The loan administration fee income (related to the residential mortgage loan servicing rights corresponding to a mortgage loan) decreases as mortgage loans are prepaid. Consequently, the fair value of portfolios of residential mortgage loan servicing rights tend to decrease during periods of declining interest rates, because greater prepayments can be expected and, as a result, the amount of loan administration income received also decreases.

Regulatory-Related Risks

We are subject to extensive regulation that may restrict our activities, including declaring cash dividends or capital distributions, and imposes financial requirements or limitations on the conduct of our business.

Our operations are subject to extensive regulation by federal, state and local governmental authorities, including the FDIC, the Washington Department of Financial Institutions and the Federal Reserve, and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Because our business is highly regulated, the laws, rules and regulations to which we are subject are evolving and change frequently. In addition, financial institutions continue to be affected by changing conditions in the real estate and financial markets, along with an arduous and changing regulatory climate in which regulations passed in response to conditions and events during the economic downturn continue to be implemented. Changes to those laws, rules and regulations are also sometimes retroactively applied. For instance, the Dodd-Frank Act significantly changed the laws as they apply to financial institutions and revised and expanded the rulemaking, supervisory and enforcement authority of federal banking regulators. Some of these changes were effective immediately, others are still being phased in gradually, and some still require additional regulatory rulemaking. As a result, a few of the regulations called for by the Dodd-Frank Act have not yet been completed or are not yet in effect, so not all of the precise contours of that law and its effects on us can be fully understood. Expanding regulatory requirements, including the provisions of the Dodd-Frank Act and the subsequent exercise by regulators of their revised and expanded powers thereunder, could materially and negatively impact the profitability of our business, the value of assets we hold or the collateral available for our loans, require changes to business practices or force us to discontinue businesses and expose us to additional costs, taxes, liabilities, enforcement actions and reputational risk.

Regulatory scrutiny of the industry could further increase, leading to stricter regulation of our industry that could lead to a higher cost of compliance, limit our ability to pursue business opportunities and increase our exposure to the judicial system and the plaintiff’s bar. Examination findings by the regulatory agencies may also result in adverse consequences to the Company or the Bank. We have, in the past, been subject to specific regulatory orders that constrained our business and required us to take measures that investors may have deemed undesirable, and we may again in the future be subject to such orders if banking regulators were to determine that our operations require such restrictions. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the authority to restrict our operations, adversely reclassify our assets, determine the level of deposit premiums assessed, require us to increase our allowance for loan losses, require customer restitution and impose fines or other penalties.

We are subject to more stringent capital requirements under Basel III.

As of January 1, 2015, we became subject to new rules relating to capital standards requirements, including requirements contemplated by Section 171 of the Dodd-Frank Act as well as certain standards initially adopted by the Basel Committee on Banking Supervision, which standards are commonly referred to as Basel III. Many of these rules apply to both the Company and the Bank, including increased common equity Tier 1 capital ratios, Tier 1 leverage ratios, Tier 1 risk-based ratios and total risk-based ratios. In addition, beginning in 2016, all institutions subject to Basel III, including the Company and the Bank are required to establish a “conservation buffer” that is being phased in beginning in 2016 and will take full effect on January 1, 2019. This conservation buffer consists of common equity Tier 1 capital and will ultimately be required to be 2.0% above existing capital ratio requirements, which means that once the conservation buffer is fully phased in, in order to prevent certain regulatory restrictions, the common equity Tier 1 capital ratio requirement will be 7.0%, the Tier 1 risk-based ratio requirement will be 8.5% and the total risk-based capital ratio requirement will be 10.5%. Any institution that does not meet the conservation buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases and discretionary bonuses to executive officers.

Additional prompt corrective action rules implemented in 2015 also apply to the Bank, including higher and new ratio requirements for the Bank to be considered well-capitalized. The new rules also modify the manner for determining when certain capital elements are included in the ratio calculations. For more on these regulatory requirements and how they apply to the Company and the Bank, see “Liquidity and Capital Resources—Capital Management” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent quarterly report on Form 10-Q and “Regulation and Supervision of HomeStreet Bank—Capital and Prompt Corrective Action Requirements—Capital Requirements” in our Annual Report on Form 10-K for the year ended December 31, 2015 (or similarly titled sections of our annual report for subsequent fiscal years), each of which is incorporated by reference into the prospectus of which this supplement forms a part. The application of more stringent capital requirements could, among other things, result in lower returns on invested capital and result in regulatory actions if we were to be unable to comply with such requirements. In addition, if we need to raise additional equity capital in order to meet these more stringent requirements, our shareholders may be diluted.

Federal, state and local consumer protection laws may restrict our ability to offer and/ or increase our risk of liability with respect to certain products and services and could increase our cost of doing business.

Federal, state and local laws have been adopted that are intended to eliminate certain practices considered “predatory” or “unfair and deceptive”. These laws prohibit practices such as steering borrowers away from more affordable products, failing to disclose key features, limitations, or costs related to products and services, selling unnecessary insurance to borrowers, repeatedly refinancing loans, imposing excessive fees for overdrafts, and making loans without a reasonable expectation that the borrowers will be able to repay the loans irrespective of the value of the underlying property. It is our policy not to make predatory loans or engage in deceptive practices, but these laws and regulations create the potential for liability with respect to our lending, servicing, loan investment, deposit taking and other financial activities. As a company with a significant mortgage banking operation, we also, inherently, have a significant amount of risk of noncompliance with fair lending laws and regulations. These laws and regulations are complex and require vigilance to ensure that policies and practices do not create disparate impact on our customers or that our employees do not engage in overt discriminatory practices. Noncompliance can result in significant regulatory actions including, but not limited to, sanctions, fines or referrals to the Department of Justice and restrictions on our ability to execute our growth and expansion plans. These risks are enhanced because of our growth activities as we integrate operations from our acquisitions and expand our geographic markets. As we offer products and services to customers in additional states, we may become subject to additional state and local laws designed to protect consumers. The additional laws and regulations may increase our cost of doing business, and ultimately may prevent us from making certain loans, offering certain products, and may cause us to reduce the average percentage rate or the points and fees on loans and other products and services that we do provide.

Additional federal and state legislation, case law or regulatory action may negatively impact our business.

In addition to expanded regulatory activity in recent years, future federal and state legislation, case law and regulations could also require us to revise our operations and change certain business practices, impose additional costs, reduce our revenue and earnings and otherwise adversely impact our business, financial condition and results of operations. For instance, legislation and judicial decisions made during the financial crisis could be interpreted to allow judges to modify the terms of residential mortgages in bankruptcy proceedings which could hinder our ability to foreclose promptly on defaulted mortgage loans or expand assignee liability for certain violations in the mortgage loan origination process, any or all of which could adversely affect our business or result in our being held responsible for violations in the mortgage loan origination process.

Such judicial decisions or legislative actions may limit our ability to take actions that may be essential to preserve the value of the mortgage loans we service or hold for investment. Any restriction on our ability to foreclose on a loan, any requirement that we forego a portion of the amount otherwise due on a loan or any requirement that we modify any original loan terms may require us to advance principal, interest, tax and insurance payments, which would negatively impact our business, financial condition, liquidity and results of operations. Given the relatively high percentage of our business that derives from originating residential mortgages, any such actions are likely to have a significant impact on our business, and the effects we experience will likely be disproportionately high in comparison to financial institutions whose residential mortgage lending is more attenuated.

In addition, while these legislative and regulatory proposals and courts decisions generally have focused primarily, if not exclusively, on residential mortgage origination and servicing, other laws and regulations may be enacted that affect the manner in which we do business and the products and services that we provide, restrict our ability to grow through acquisition, restrict our ability to compete in our current business or expand into any new business, and impose additional fees, assessments or taxes on us or increase our regulatory oversight. We are unable to predict whether U.S. federal, state or local authorities, or other pertinent bodies, will enact legislation, laws, rules, regulations, handbooks, guidelines or similar provisions that will affect our business or require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability.

Policies and regulations enacted by CFPB may negatively impact our residential mortgage loan business and compliance risk.

Our consumer business, including our mortgage, credit card, and other consumer lending and non-lending businesses, may be adversely affected by the policies enacted or regulations adopted by the Consumer Financial Protection Bureau (CFPB) which under the Dodd-Frank Act has broad rulemaking authority over consumer financial products and services. For example, in January 2014 new federal regulations promulgated by the CFPB took effect which impact how we originate and service residential mortgage loans. Those regulations, among other things, require mortgage lenders to assess and document a borrower’s ability to repay their mortgage loan. The regulations provide borrowers the ability to challenge foreclosures and sue for damages based on allegations that the lender failed to meet the standard for determining the borrower’s ability to repay their loan. While the regulations include presumptions in favor of the lender based on certain loan underwriting criteria, it is uncertain how these presumptions will be construed and applied by courts in the event of litigation. The ultimate impact of these new regulations on the lender’s enforcement of its loan documents in the event of a loan default, and the cost and expense of doing so, is uncertain, but may be significant. In addition, the secondary market demand for loans that do not fall within the presumptively safest category of a “qualified mortgage” as defined by the CFPB is uncertain. The 2014 regulations also require changes to certain loan servicing procedures and practices, which has resulted in increased foreclosure costs and longer foreclosure timelines in the event of loan default, and failure to comply with the new servicing rules may result in additional litigation and compliance risk.

On October 3, 2015, the CFPB’s Final Integrated Disclosure Rule, commonly known as TRID, became effective. Among other things, TRID requires lenders to combine the initial Good Faith Estimate and Initial Truth in Lending (“TIL”) disclosures into a single new Loan Estimate disclosure and the HUD-1 and Final TIL disclosures into a single new Closing Disclosure. The definition of an application and timing requirements has changed, and a new Closing Disclosure waiting period has been added. These changes, along with other changes required by TRID, require significant systems modifications, process and procedures changes and training and we have incurred and will continue to incur additional personnel costs in the near future related to compliance with TRID. Failure to comply with these new requirements may result in regulatory penalties for disclosure violations under the Real Estate Settlement Procedures Act (“RESPA”) and the Truth In Lending Act (“TILA”), and private right of action under TILA, and may impact our ability to sell or the price we receive for certain loans.

In addition, the CFPB recently adopted additional rules under the Home Mortgage Disclosure Act (“HMDA”) that are intended to improve information reported about the residential mortgage market and increase disclosure about consumer access to mortgage credit. The updates to the HMDA increase the types of dwelling-secured loans that will be subject to the disclosure requirements of the rule and expand the categories of information that financial institutions such as the Bank will be required to report with respect to such loans and such borrowers, including potentially sensitive customer information. Most of the rule’s provisions are expected to become effective January 1, 2018. These changes may increase our compliance costs due to the anticipated need for additional resources to meet the enhanced disclosure requirements, including additional personnel and training costs as well as informational systems to allow the Bank to properly capture and report the additional mandated information. The volume of new data that will be required to be reported under the updated rules will also cause the Bank to face an increased risk of errors in the information. More importantly, because of the sensitive nature of some of the additional customer information to be included in such reports, the Bank may face a higher potential for a security breach resulting in the disclosure of sensitive customer information in the event the HMDA reporting files were obtained by an unauthorized party.

While the full impact of CFPB’s activities on our business is still unknown, we anticipate that the rule change under the HMDA and other CFPB actions that may follow could increase our compliance costs and require changes in our business practices as a result of new regulations and requirements and could limit the products and services we are able to provide to customers.

Any restructuring or replacement of Fannie Mae and Freddie Mac and changes in existing government-sponsored and federal mortgage programs could adversely affect our business.

We originate and purchase, sell and thereafter service single family and multifamily mortgages under the Fannie Mae, and to a lesser extent, the Freddie Mac single family purchase programs and the Fannie Mae multifamily DUS program. In 2008, Fannie Mae and Freddie Mac were placed into conservatorship, and since then Congress, various executive branch agencies and certain large private investors in Fannie Mae and Freddie Mac have offered a wide range of proposals aimed at restructuring these agencies.

We cannot be certain if or when Fannie Mae and Freddie Mac ultimately will be restructured or wound down, if or when additional reform of the housing finance market will be implemented or what the future role of the U.S. government will be in the mortgage market, and, accordingly, we will not be able to determine the impact that any such reform may have on us until a definitive reform plan is adopted. However, any restructuring or replacement of Fannie Mae and Freddie Mac that restricts the current loan purchase programs of those entities may have a material adverse effect on our business and results of operations. Moreover, we have recorded on our balance sheet an intangible asset (mortgage servicing rights, or MSRs) relating to our right to service single and multifamily loans sold to Fannie Mae and Freddie Mac. We valued our MSRs at $167.5 million at September 30, 2016. Changes in the policies and operations of Fannie Mae and Freddie Mac (or any replacement for or successor to those entities that adversely affect our single family residential loan and DUS mortgage servicing assets) may require us to record impairment charges to the value of these assets, and significant impairment charges could be material and adversely affect our business.

In addition, our ability to generate income through mortgage sales to institutional investors depends in part on programs sponsored by Fannie Mae, Freddie Mac and Ginnie Mae, which facilitate the issuance of mortgage-backed securities in the secondary market. Any discontinuation of, or significant reduction in, the operation of those programs could have a material adverse effect on our loan origination and mortgage sales as well as our results of operations. Also, any significant adverse change in the level of activity in the secondary market or the underwriting criteria of these entities could negatively impact our results of business, operations and cash flows.

We primarily rely on dividends from HomeStreet Bank, which may be limited by applicable laws and regulations.

HomeStreet, Inc. is a separate legal entity from the Bank, and although we may receive some dividends from HomeStreet Capital Corporation, the primary source of our funds from which we service our debt, pay any dividends that we may declare to our shareholders and otherwise satisfy our obligations is dividends from the Bank. The availability of dividends from the Bank is limited by various statutes and regulations, as well as by our policy of retaining a significant portion of our earnings to support the Bank’s operations. New capital rules impose more stringent capital requirements to maintain “well capitalized” status which may additionally impact the Bank’s ability to pay dividends to the Company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Management” as well as “Regulation and Supervision of HomeStreet Bank—Capital and Prompt Corrective Action Requirements” in Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. If the Bank cannot pay dividends to us, we may be limited in our ability to service our debts, fund the Company’s operations and acquisition plans and pay dividends. While we have paid special dividends in some prior quarters, we have not adopted a dividend policy and our board of directors has elected to retain capital for growth rather than to declare a dividend in each of the last seven quarters. As such, our dividends are not regular and are subject to restriction due to cash flow limitations, capital requirements, capital and strategic needs and other factors.

Changes in accounting standards could materially impact our financial statements.

From time to time, the Financial Accounting Standards Board (“FASB”) and the SEC change the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can materially impact how we record and report our financial condition and results of operations.

On June 16, 2016, the FASB issued amendments to its guidance on financial instruments and credit losses. Among other things, the amendments change the way companies must record expected credit losses on financial instruments that are not accounted for at fair value through net income, including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other commitments to extend credit held by a reporting entity at each reporting date, and require that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis and eliminate the probable initial recognition in current GAAP and reflect the current estimate of all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets.

These amendments are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Although we are currently evaluating the impact of these changes, we anticipate that this accounting change could have a material impact on our consolidated financial statements.

The financial services industry is highly competitive.

We face pricing competition for loans and deposits. We also face competition with respect to customer convenience, product lines, accessibility of service and service capabilities. Our most direct competition comes from other banks, credit unions, mortgage companies and savings institutions, but more recently has also come from financial technology (or “fintech”) companies that rely on technology to provide financial services. The significant competition in attracting and retaining deposits and making loans as well as in providing other financial services throughout our market area may impact future earnings and growth. Our success depends, in part, on the ability to adapt products and services to evolving industry standards and provide consistent customer service while keeping costs in line. There is increasing pressure to provide products and services at lower prices, which can reduce net interest income and non-interest income from fee-based products and services. New technology-driven products and services are often introduced and adopted, including innovative ways that customers can make payments, access products and manage accounts. We could be required to make substantial capital expenditures to modify or adapt existing products and services or develop new products and services. We may not be successful in introducing new products and services or those new products may not achieve market acceptance. We could lose business, be forced to price products and services on less advantageous terms to retain or attract clients, or be subject to cost increases if we do not effectively develop and implement new technology. In addition, advances in technology such as telephone, text, and on-line banking; e-commerce; and self-service automatic teller machines and other equipment, as well as changing customer preferences to access our products and services through digital channels, could decrease the value of our branch network and other assets. As a result of these competitive pressures, our business, financial condition or results of operations may be adversely affected.

Risks Related to Information Systems and Security

A failure in or breach of our security systems or infrastructure, including breaches resulting from cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

Information security risks for financial institutions have increased in recent years in part because of the proliferation of new technologies, the use of the Internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. Those parties also may attempt to fraudulently induce employees, customers, or other users of our systems to disclose confidential information in order to gain access to our data or that of our customers. Our operations rely on the secure processing, transmission and storage of confidential information in our computer systems and networks, either managed directly by us or through our data processing vendors. In addition, to access our products and services, our customers may use personal computers, smartphones, tablet PCs, and other mobile devices that are beyond our control systems. Although we believe we have robust information security procedures and controls, we are heavily reliant on our third party vendors, technologies, systems, networks and our customers’ devices all of which may become the target of cyber-attacks, computer viruses, malicious code, unauthorized access, hackers or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, theft or destruction of our confidential, proprietary and other information or that of our customers, or disrupt our operations or those of our customers or third parties.

To date we are not aware of any material losses relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not suffer such attacks, breaches and losses in the future. Our risk and exposure to these matters remains heightened because of, among other things, the evolving nature of these threats, our plans to continue to implement our Internet banking and mobile banking channel, our expanding operations and the outsourcing of a significant portion of our business operations. As a result, the continued development and enhancement of our information security controls, processes and practices designed to protect customer information, our systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority for our management. As cyber threats continue to evolve, we may be required to expend significant additional resources to insure, modify or enhance our protective measures or to investigate and remediate important information security vulnerabilities or exposures; however, our measures may be insufficient to prevent physical and electronic break-ins, denial of service and other cyber-attacks or security breaches.

We maintain insurance coverage related to business interruptions and breaches of our security systems. However, disruptions or failures in the physical infrastructure or operating systems that support our businesses and customers, or cyber-attacks or security breaches of the networks, systems or devices that our customers use to access our products and services could result in customer attrition, uninsured financial losses, the inability of our customers to transact business with us, violations of applicable privacy and other laws, regulatory fines, penalties or intervention, additional regulatory scrutiny, reputational damage, litigation, reimbursement or other compensation costs, and/or additional compliance costs, any of which could materially and adversely affect our results of operations or financial condition.

We rely on third party vendors and other service providers for certain critical business activities, which creates additional operational and information security risks for us.

Third parties with which we do business or that facilitate our business activities, including exchanges, clearing houses, financial intermediaries or vendors that provide services or security solutions for our operations, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. Specifically, we receive core systems processing, essential web hosting and other Internet systems and deposit and other processing services from third-party service providers. Such third parties may also be target of cyber-attacks, computer viruses, malicious code, unauthorized access, hackers or information security breaches that could compromise the confidential or proprietary information of HomeStreet and our customers. To date none of our third party vendors or service providers have notified us of any security breach in their systems.

In addition, if any third-party service providers experience difficulties or terminate their services and we are unable to replace them with other service providers, our operations could be interrupted and our operating expenses may be materially increased. If an interruption were to continue for a significant period of time, our business financial condition and results of operations could be materially adversely affected.

Some of our primary third party service providers are subject to examination by banking regulators and may be subject to enhanced regulatory scrutiny due to regulatory findings during examinations of such service providers conducted by federal regulators. While we subject such vendors to higher scrutiny and monitor any corrective measures that the vendors are taking or would undertake, we cannot fully anticipate and mitigate all risks that could result from a breach or other operational failure of a vendor’s system.

Others provide technology that we use in our own regulatory compliance, including our mortgage loan origination technology. If those providers fail to update their systems or services in a timely manner to reflect new or changing regulations, or if our personnel operate these systems in a non-compliant manner, our ability to meet regulatory requirements may be impacted and may expose us to heightened regulatory scrutiny and the potential for payment of monetary penalties.

In addition, in order to safeguard our online financial transactions, we must provide secure transmission of confidential information over public networks. Our Internet banking system relies on third party encryption and authentication technologies necessary to provide secure transmission of confidential information. Advances in computer capabilities, new discoveries in the field of cryptology or other developments could result in a compromise or breach of the algorithms our third-party service providers use to protect customer data. If any such compromise of security were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

The failure to protect our customers’ confidential information and privacy could adversely affect our business.

We are subject to federal and state privacy regulations and confidentiality obligations that, among other things restrict the use and dissemination of, and access to, certain information that we produce, store or maintain in the course of our business. We also have contractual obligations to protect certain confidential information we obtain from our existing vendors and customers. These obligations generally include protecting such confidential information in the same manner and to the same extent as we protect our own confidential information, and in some instances may impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.

If we do not properly comply with privacy regulations and contractual obligations that require us to protect confidential information, or if we experience a security breach or network compromise, we could experience adverse consequences, including regulatory sanctions, penalties or fines, increased compliance costs, remedial costs such as providing credit monitoring or other services to affected customers, litigation and damage to our reputation, which in turn could result in decreased revenues and loss of customers, all of which would have a material adverse effect on our business, financial condition and results of operations.

The network and computer systems on which we depend could fail for reasons not related to security breaches.

Our computer systems could be vulnerable to unforeseen problems other than a cyber-attack or other security breach. Because we conduct a part of our business over the Internet and outsource several critical functions to third parties, operations will depend on our ability, as well as the ability of third-party service providers, to protect computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins or similar catastrophic events. Any damage or failure that causes interruptions in operations may compromise our ability to perform critical functions in a timely manner (or may give rise to perceptions of such compromise) and could have a material adverse effect on our business, financial condition and results of operations as well as our reputation and customer or vendor relationships.

We continually encounter technological change, and we may have fewer resources than many of our competitors to invest in technological improvements.

The financial services industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations. Many national vendors provide turn-key services to community banks, such as Internet banking and remote deposit capture that allow smaller banks to compete with institutions that have substantially greater resources to invest in technological improvements. We may not be able, however, to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

Anti-Takeover Risk

Some provisions of our articles of incorporation and bylaws and certain provisions of Washington law may deter takeover attempts, which may limit the opportunity of our shareholders to sell their shares at a favorable price.

Some provisions of our articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	A classified board of directors so that only approximately one third of our board of directors is elected each year;

•	A lack of cumulative voting in the election of directors;

•	Procedures for advance notification of shareholder nominations and proposals;

•	The ability of our board of directors to amend our bylaws without shareholder approval; and

•	The ability of our board of directors to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as the board of directors may determine.

In addition, as a Washington corporation, we are subject to Washington law which imposes restrictions on business combinations and similar transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control. These restrictions may limit a shareholder’s ability to benefit from a change-in-control transaction that might otherwise result in a premium unless such a transaction is favored by our board of directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements, which represent our beliefs, projections and predictions about future events, are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described in or implied by such statements. Actual results may differ materially from the expected results described in our forward-looking statements, including with respect to the correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of publicly available information relating to the factors upon which our business strategy is based or the success of our business.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in “Part II-Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins;

•	changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiaries, HomeStreet Bank and HomeStreet Capital Corporation, through which substantially all of our operations are carried out;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect our business or financial condition;

•	general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate;

•	legislation or regulatory changes may adversely affect our business;

•	technological changes may be more difficult or expensive than what we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than what we anticipate;

•	our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs;

•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; and

•	the additional risks referred to in the section entitled “Risk Factors.”

You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the periods shown. For purposes of computing the ratios, earnings represent income before taxes, extraordinary items and the cumulative effect of accounting changes, plus fixed charges.

	For the nine months ended September 30		For the year ended December 31
	2016	2015	2016	2015	2014
Ratio of earnings to fixed charges	6.26	6.16	4.84	4.71	5.22

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 160,000,000 shares of common stock, no par value per share. As of November 30, 2016 there were 24,829,859.6 shares of common stock issued and outstanding. Our common stock is listed on the Nasdaq Global Select Market under the symbol “HMST.”

Dividends

Subject to preferences that may be applicable to any then outstanding shares of our preferred stock, and subject to compliance with limitations imposed by law, the holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Voting Rights

Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Under our articles of incorporation and bylaws, our shareholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock that we may designate and issue after the date of this prospectus.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue after the date of this prospectus.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and the shares of our common stock to be issued in the offering will be, fully paid and nonassessable.

DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation authorize the issuance of up to 10,000 shares of preferred stock, no par value per share. As of the date of this prospectus, we had not designated any class or series of preferred stock, and there are no such shares issued or outstanding. Any preferred stock offered under the registration statement of which this prospectus forms a part will be described in a prospectus supplement relating to such an offering.

The following outlines the general provisions of the shares of preferred stock, no par value or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 10,000 shares of preferred stock, no par value, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding. Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders.

The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of HomeStreet more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Description of Common Stock – Material Anti-Takeover Effects of our Charter and Bylaws and of Washington Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of HomeStreet with or into another corporation nor a merger of another corporation with or into HomeStreet nor a sale or transfer of all or part of HomeStreet’s assets for cash or securities will be considered a liquidation, dissolution or winding up of HomeStreet.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of HomeStreet or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

At present we have outstanding only one class of debt securities, $65,000,000 in principal amount of our 6.5% Senior Notes due 2026, which were issued on May 18, 2016. The notes initially issued in that offering were not registered, and most of those initial notes were exchanged for registered 6.5% Senior Notes due 2026 that have substantially identical terms to the originally issued notes pursuant to an exchange offer registered on Form S-4 (SEC File No. 333-213204) and completed on October 12, 2016. The remaining outstanding originally issued notes as well as the new registered notes issued in exchange for any original notes are referred to herein as the “Senior Notes”. The terms of the Senior Notes are summarized below. This summary is not complete and is subject to and qualified in its entirety by reference to the indenture. You should read the indenture and the forms of certificates evidencing the notes, copies of which are filed as exhibits to our Current Report on Form 8-K dated May 20, 2016, for a complete understanding of the terms of the Senior Notes.

6.5% Senior Notes due 2026

General

The Senior Notes are governed by an indenture dated May 20, 2016 between HomeStreet, Inc., and Wells Fargo Bank, National Association, a national banking association, as trustee. The Senior Notes are not listed on any exchange or interdealer quotation system. The Senior Notes are unsecured and rank equally among themselves, and with all of HomeStreet’s other unsecured and unsubordinated indebtedness.

The Senior Notes are limited to an aggregate principal amount of $65,000,000 (excluding accrued but unpaid interest).

The notes will mature at 100% of their principal amount on June 1, 2026 (the “maturity date”). The notes are not entitled to any sinking fund, which means that the indenture does not require us to redeem or retire the notes periodically. We may, subject to compliance with applicable law, at any time purchase the notes in the open market or otherwise.

Interest

The Senior Notes bear interest at an annual rate equal to 6.50%. Interest on the notes is payable semiannually in arrears on June 1 and December 1 of each year (each such date, an “interest payment date”), beginning on December 1, 2016, to the persons in whose names the notes are registered at the close of business on the preceding May 15 and November 15 of each year.

Interest on the Senior Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months, and accrues from the most recent date to which interest has been paid with respect to such notes, or if no interest has been paid with respect to such notes, from the date of original issuance thereof.

If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any Senior Note, any day other than a Saturday, a Sunday or a day on which the trustee or banking institutions or trust companies in New York City are authorized or required by law, regulation or executive order to close.

Payment and transfer or exchange

Principal of and premium, if any, and interest on the Senior Notes is payable, and the Senior Notes may be exchanged or transferred, at the office of the indenture trustee. Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the Senior Notes is no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. The registered holder of a note will be treated as its owner for all purposes.

Ranking

The Senior Notes are our senior unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding and are effectively subordinated to our future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries. In the event of our liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, whether voluntary or involuntary, the holders of our secured indebtedness will be entitled to be paid from the assets securing that indebtedness before our assets may be used to make any payment in respect of the Senior Notes. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus the ability of a holder of notes to benefit indirectly from such distribution, is subject to prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. In the case of a receivership of HomeStreet Bank or any other depository institution we may own in the future, the FDIC as receiver, after payment of secured claims to the extent of any security, pays claims in the following order of priority: (i) administrative expenses of the receiver, (ii) deposit liability claims (including those of the FDIC as subrogee), (iii) general or senior liabilities, (iv) subordinated obligations and (v) shareholder claims. Since most liabilities of a failed bank are deposit liabilities, the general effect of this order of payments in most cases is to eliminate any payment for general creditor claims, subordinated creditor claims or shareholder claims. There are legal limitations on the extent to which some of our subsidiaries, including HomeStreet Bank, may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or certain of our other subsidiaries. See “Business-Regulation and supervision-Regulation and supervision of HomeStreet Bank” in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us or for our benefit. Our subsidiaries may, without notice to or consent of the holders of the Senior Notes, incur additional debt and liabilities in the future, all of which would rank structurally senior to the Senior Notes.

Optional redemption by us

We may redeem the Senior Notes at our option, in whole or in part, at any time or from time to time prior to March 1, 2026, at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date:

•	100% of the aggregate principal amount of the Senior Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to the relevant redemption date will be payable to the holders of such notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the indenture.

We may redeem the Senior Notes at our option, in whole or in part, at any time or from time to time on or after March 1, 2026, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The following definitions apply with respect to a redemption of the Senior Notes:

•	“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Bankers as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

•	“Comparable Treasury Price” means, with respect to any redemption date for the Senior Notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

•	“Independent Investment Bankers” means, with respect to any redemption date for the Senior Notes, the Reference Treasury Dealers or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, any independent investment banking institutions of national standing appointed by us.

•	“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States of America.

•	“Reference Treasury Dealers” means, with respect to any redemption date for the Senior Notes, five Primary Treasury Dealers selected by us; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

•	“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

•

“Treasury Rate” means, with respect to any redemption date for the Senior Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Senior Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Company shall calculate the Treasury Rate on the third business day preceding the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at such holder’s registered address. If less than all the Senior Notes are to be redeemed at our option, and such notes are global notes, the Senior Notes to be redeemed will be selected by the trustee in accordance with DTC’s applicable procedures. If the Senior Notes to be redeemed are not global notes held by DTC, the trustee will select, in such manner as it deems fair and appropriate, the Senior Notes (or portions thereof) to be redeemed. The trustee shall have no duty to calculate or verify the calculation of the redemption price.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Senior Notes or portions thereof called for redemption on such redemption date.

Restrictive covenants

The indenture does not restrict us from, among other things, incurring, assuming or becoming liable for any indebtedness or other obligation, paying dividends or making distributions, or making investments. In addition, the indenture does not contain any covenants or other provisions that would limit our right to enter into any sale-leaseback transaction or to grant liens on our assets, except as set forth below under “Limitation on liens.”

We are not required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem any of the Senior Notes.

The indenture contains the following principal covenants:

Limitation on liens

As long as any Senior Notes are outstanding, we may not permit any subsidiary to pledge, mortgage or hypothecate or permit to exist any mortgage, pledge or hypothecation or other lien upon any Voting Stock of any Principal Subsidiary Bank to secure any indebtedness for borrowed money without making effective provisions whereby the Senior Notes then outstanding, and, at our option, any other senior indebtedness ranking equally with the Senior Notes, shall be equally and ratably secured with any and all such indebtedness.

Notwithstanding the foregoing, this covenant does not prohibit the mortgage, pledge or hypothecation of, or the establishment of a lien on, any such Voting Stock:

•	to secure our indebtedness or the indebtedness of a subsidiary as part of the purchase price of such Voting Stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

•	by the acquisition by us or any subsidiary of any Voting Stock subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of the acquisition (whether or not the obligations secured thereby are assumed by us or such subsidiary);

•	by the assumption by us or any subsidiary of obligations secured by mortgages on, pledges or hypothecations of, or other liens on, any such Voting Stock, existing at the time of the acquisition by us or such subsidiary of such Voting Stock;

•	by the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing three clauses; provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Stock that was subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or

•	to secure loans or other extensions of credit by a subsidiary bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder.

This covenant also does not prohibit:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us or a subsidiary in good faith by appropriate proceedings and we or such subsidiary has set aside on the books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or

•	the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 90 days.

“Principal Subsidiary Bank” means HomeStreet Bank or any other U.S. subsidiary bank, the consolidated assets of which constitute 20% or more of our consolidated assets as determined on the date of any action described under “—Limitation on liens” or “—Limitation on disposition of stock of principal subsidiary bank” and as designated pursuant to a board resolution and set forth in an officers’ certificate delivered to the trustee.

“Voting Stock,” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Limitation on disposition of stock of principal subsidiary bank

As long as any Senior Notes are outstanding, neither we nor any of our subsidiaries may sell or otherwise dispose of any shares (or any securities convertible into, or options, warrants or rights to subscribe for or purchase, shares) of Voting Stock (other than directors’ qualifying shares) of any Principal Subsidiary Bank, except to us or any Intermediate Subsidiary. In addition, neither we nor any Intermediate Subsidiary will permit any Principal Subsidiary Bank to issue any shares (or securities convertible into, or options, warrants or rights to subscribe for or purchase, shares) of its Voting Stock (other than directors’ qualifying shares), except to us or any Intermediate Subsidiary.

The above covenant is subject to our ability to consolidate with or merge into or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person in accordance with the covenant described under “—Merger, consolidation or sale of assets.” The covenant also does not apply if:

•	the sale, issuance or other disposition is made for fair market value on the date thereof, as determined by our board of directors and evidenced by a duly adopted resolution, and (b) after giving effect to such sale, issuance or other disposition, we and any one or more of our Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Principal Subsidiary Bank, free and clear of any security interest; or

•	the sale, issuance or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction.

The above covenant also does not restrict a Principal Subsidiary Bank from being consolidated with or merged into another domestic banking institution, if after the merger or consolidation (A) we and any one or more Intermediate Subsidiaries collectively own at least 80% of the Voting Stock of the resulting banking institution and (B) no default or Event of Default (as hereinafter defined) under the indenture has occurred and is continuing.

“Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any state or the District of Columbia, and (ii) of which all the shares of each class of Voting Stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of such Voting Stock, are owned directly by us or another Intermediate Subsidiary, free and clear of any security interest.

Merger, consolidation or sale of assets

The indenture provides that we may not, in any transaction or series of related transactions, consolidate with or merge into any person or sell, assign, transfer, lease or otherwise convey all or substantially all of our properties and assets to any person unless:

•	either (A) we shall be the continuing person (in the case of a merger) or (B) the successor person (if other than us) formed by such consolidation or into which we merged or which acquires by sale, assignment, transfer, lease or other conveyance all or substantially all of our properties and assets shall be a corporation or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume pursuant to a supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the outstanding Debt Securities and the due and punctual performance and observance of every obligation in the indenture and the outstanding Debt Securities to be observed or performed by us;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee the officers’ certificate and opinion of counsel called for by the indenture.

Upon any consolidation by us with or merger of us into any other person or any sale, assignment, transfer, lease or conveyance of all or substantially all of our properties and assets to any person in accordance with the provisions described in the preceding paragraph, the successor person or the person to which such sale, assignment, transfer or lease or other conveyance is made shall succeed to, and be substituted for, us under the indenture, the registration rights agreement (to the extent then in effect) and the Debt Securities and, thereafter, except in the case of a lease, we shall be released from all obligations under the indenture and the Debt Securities.

Additional notes

The indenture does not limit the amount of debt securities (collectively, “Debt Securities”) that we may issue thereunder and provides that Debt Securities may be issued from time to time in one or more series having similar or different terms.

We may from time to time, without notice to or the consent of the holders of the Senior Notes, create and issue additional notes ranking equally with the Senior Notes and otherwise similar in all respects (other than the issue date, offering price or the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series with, and will have similar terms as to ranking, redemption, waivers, amendments or otherwise as the Senior Notes, and will vote together as one class on all matters with respect to the Senior Notes, provided that such additional notes either shall be fungible with the original notes for federal income tax purposes or shall be issued under a different CUSIP.

Events of default, notice and waiver

An “Event of Default” with respect to the Debt Securities of any series will be defined in the indenture to include:

•	default for 30 days in the payment of any interest on any Debt Security of such series;

•	default in the payment of any principal of or premium, if any, on any Debt Security of such series when due;

•	default by us in the performance, or breach, of any other covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of Debt Securities other than the Senior Notes) or in the Senior Notes which shall not have been remedied for a period of 60 days after written notice to us by the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding;

•	default under any bond, note, debenture or other evidence of indebtedness for borrowed money of or guaranteed by us or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money of or guaranteed by us which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $25,000,000 or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $25,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series; or

•	certain events of bankruptcy, insolvency or reorganization involving us.

No Event of Default with respect to a series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. The indenture provides that the trustee may withhold notice to the holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, or interest) if the trustee considers it in the interest of the holders to do so.

If an Event of Default with respect to the Debt Securities of any series occurs and is continuing, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities of that series may declare the principal of all the Debt Securities of that series, and accrued and unpaid interest, if any, thereon, to be due and payable immediately. At any time after the Debt Securities of any series have been accelerated, but before a judgment or decree based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

The indenture provides that, subject to the duty of the trustee during the continuance of an Event of Default to act with the standard of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of Debt Securities of any series unless such holders shall have offered to the trustee security or indemnity satisfactory to it against costs, losses, expenses or liabilities. Subject to the foregoing, the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the Debt Securities of that series.

No holder of any Debt Securities of any series has or will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless: (i) such holder previously has given written notice to the trustee of a continuing Event of Default with respect to Debt Securities of that series; (ii) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request to the trustee to institute such proceeding, and offered to the trustee indemnity satisfactory to it against costs, losses, expenses and liabilities incurred in compliance with such request; (iii) in the 60-day period following receipt of the notice, request and offer of indemnity referred to above, the trustee has failed to initiate such proceeding; and (iv) during such 60-day period, the trustee has not received from the holders of a majority of the aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request.

Notwithstanding the provisions described in the immediately preceding paragraph or any other provision of the indenture, the holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest on such Debt Security on the respective dates such payments are due and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

We will be required to furnish to the trustee annually a statement as to the performance of certain of our obligations under the indenture and as to any default in such performance. The trustee shall have no duty to monitor, inquire as to or ascertain compliance with the performance of our obligations under the indenture other than our obligations with respect to payment of principal or interest due on any Debt Security.

No personal liability of directors, officers, employees and shareholders

None of our directors, officers, employees, incorporators or shareholders will have any liability for any obligations of us under the Debt Securities, the indentures, the registration rights agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debt Securities. The waiver may not be effective to waive certain liabilities under the federal securities laws.

Modification of the indenture

The indenture permits us and the trustee, with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the indenture and affected by a modification or amendment (including without limitation, consents obtained in connection with a purchase of, or tender offer for, Debt Securities of that series), to modify or amend any of the provisions of the indenture or of the Debt Securities of such series or the rights of the holders of the Debt Securities of such series under the indenture, provided that no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Debt Securities;

•	reduce the principal amount of any Debt Securities or any premium thereon, or reduce the rate of interest thereon;

•	change any place where, or the currency in which, any Debt Securities are payable;

•	impair the holder’s right to institute suit to enforce the payment of any Debt Securities when due;

•	reduce the aforesaid percentage of Debt Securities of any series issued under the indenture, the consent of whose holders is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences); or

•	reduce the requirements for a quorum or voting at a meeting of holders of such Debt Securities, without in each case obtaining the consent of the holder of each outstanding Debt Security issued under the indenture so affected.

The indenture also permits us and the trustee, without notice to or the consent of the holders of any Debt Securities issued thereunder, to modify or amend the indenture in order to, among other things:

•	add to the Events of Default or our covenants for the benefit of the holders of all or any series of Debt Securities issued under the indenture;

•	establish the form or terms of Debt Securities of any series and any related coupons;

•	cure any ambiguity or correct or supplement any provision therein which may be defective or inconsistent with other provisions therein or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially adversely affect the interests of the holders of any series of Debt Securities issued thereunder as evidenced by an officers’ certificate;

•	provide security for or a guarantee of Debt Securities of any series;

•	provide for the issuance of additional Debt Securities of such series in accordance with the limitations set forth in the indenture;

•	provide for the assumption of our obligations to holders of Debt Securities of such series in the case of a merger or consolidation or sale of substantially all of our assets;

•	provide for a successor trustee or the appointment of more than one trustee; or

•	amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding Debt Securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision.

The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive compliance by us with certain provisions of the indenture, including the covenants described above under “—Restrictive covenants—Limitation on liens” and “—Limitation on disposition of stock of principal subsidiary bank.” The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series, waive any past default under the indenture with respect to Debt Securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any Debt Securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected.

The indenture contains provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series, subject to certain exceptions.

In determining whether the holders of the requisite principal amount of the outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, any Debt Security of that series owned by us or any obligor on such Debt Securities or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Discharge, defeasance and covenant defeasance

Upon our direction, the indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by us (subject to the survival of certain provisions thereof) when (i) either (A) all outstanding Debt Securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all outstanding Debt Securities of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have irrevocably deposited with the trustee, in trust, funds in an amount sufficient in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the entire indebtedness on such Debt Securities in respect of principal, premium, if any, and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date thereof, as the case may be, (ii) we have paid all other sums payable under the indenture with respect to the Debt Securities of such series, and (iii) certain other conditions are met.

We may elect with respect to any series of Debt Securities either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for, among other things, the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold money for payment in trust) (“defeasance”), or (b) to be released from our obligations with respect to such Debt Securities described above under “—Restrictive covenants—Limitation on liens” and “—Limitation on disposition of stock of principal subsidiary bank” and certain other restrictive covenants in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the Debt Securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the opinion of a nationally-recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the trustee, to pay the principal of and any premium and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such defeasance or covenant defeasance shall be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our subsidiaries is a party or by which we or any of them is bound, (ii) in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the holders and beneficial owners of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, (iii) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel to the effect that the holders and beneficial owners of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and (iv) if the cash and U.S. government obligations deposited are sufficient to pay the outstanding Debt Securities of such series provided such Debt Securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem such Debt Securities on such date. It shall also be a condition to the effectiveness of such defeasance or covenant defeasance that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit into trust and, solely in the case of defeasance, no Event of Default described in clause (v) of the first paragraph under “—Events of default” above shall have occurred and be continuing during the period ending on the 91st day after the date of such deposit into trust.

In the event we effect covenant defeasance with respect to the Debt Securities of any series and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default resulting from a breach of a covenant as to which there has been covenant defeasance, the amount of monies and/or U.S. government obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Trustee, paying agent and security registrar

Wells Fargo Bank, National Association serves as trustee, paying agent and security registrar for the Senior Notes. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business. Additionally, we maintain banking relationships with Wells Fargo Bank, National Association and its affiliates in the ordinary course of business. These banking relationships include correspondent banking and custodial services Upon the occurrence of a default or an Event of Default under the Senior Notes, the trustee may be deemed to have a conflicting interest with respect to any of our other debt securities as to which we are not in default for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

Governing law

The indenture and the Senior Notes are governed by, and are to be construed in accordance with, the laws of the State of New York.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.

Potential Future Notes

Our existing indenture permits us to issue additional debt securities, whether or not of the same class or series as one or more classes or series of outstanding notes, and to provide that any such securities are governed by a supplemental indenture or by a new indenture. Any such debt securities will have terms and conditions set forth in an indenture governing those notes, and, unless issued in a transaction exempt from registration under the Securities Act, will be described in all material detail in a supplement to this prospectus relating to the offer and sale thereof. Any such notes may have some or all of the following terms and conditions. The description in the following paragraphs relate to any and all classes and series of notes issued in the future, the terms of which will be established in an indenture or supplemental indenture governing such notes and, unless issued in an exempt transaction, will be described in material detail in a prospectus or prospectus supplement relating to the offering thereof. If we issue one or more classes or series of notes in unregistered transactions in the future, the terms thereof will be described in a report filed under the Exchange Act and, if this offering is then ongoing, will be incorporated by reference herein.

Terms

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of additional notes are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

Neither the indenture governing the Senior Notes nor the indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

In addition to the specific terms of the Senior Notes, if an event of default occurs with respect to a new series of debt securities, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series other than the Senior Notes will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities of any new series of notes other than the Senior Notes will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Any subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. Neither the indenture governing the Senior Notes nor the indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock, preferred stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

USE OF PROCEEDS

Our estimated net proceeds from this offering are approximately $58.7 million, assuming the sale of shares of our common stock having an aggregate offering price of $60,000,000 and after deducting commissions and offering expenses. We intend to use the net proceeds for general corporate purposes and possible future acquisitions and growth opportunities. We may use a portion of the net proceeds from this offering to provide new capital to the Bank to support its future growth. Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with FBR Capital Markets & Co. and Keefe Bruyette & Woods, Inc. under which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $60,000,000 from time to time through our Distribution Agents. Our Distribution Agents may sell the common stock by any method that is deemed to be an “at the market” equity offering as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq or any other existing trading market for our common stock in the United States, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or any other method permitted by law. We may also sell our common stock to one or both of the Distribution Agents as principals for their own account at prices agreed upon at the time of sale. If we sell our common stock to either of the Distribution Agents as principals, we will enter into a separate terms agreement with that Distribution Agent. We may instruct the Distribution Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Distribution Agents may suspend the offering of our common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under a Sales Agreement, we will notify a Distribution Agent of the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any trading day and any minimum price below which sales may not be made. Once we have so instructed a Distribution Agent, unless that Distribution Agent declines to accept the terms of this notice, that Distribution Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares subject to the conditions set forth in the applicable Sales Agreement. Our shares of common stock sold pursuant to the Sales Agreements will be sold through only one of the Distributions Agents on any given day.

We will pay the Distribution Agents’ commissions for their services in acting as agent in the sale of our common stock. The Distribution Agents will be entitled to compensation at a commission rate equal to 2.0% of the gross proceeds from the sale of shares of common stock Sales Agreement. In addition we have agreed to reimburse certain expenses of the Distribution Agents in an amount not to exceed $40,000. Because there is no minimum offering amount required to be sold under this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We estimate that the total expenses or the offering, excluding compensation payable to the Distribution Agents under the terms of the Sales Agreement, will be approximately $150,000.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Distribution Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated by this prospectus will be settled through the facilities of the Depository Trust Company.

In connection with the sale of the common stock on our behalf, each of the Distribution Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Distribution Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Distribution Agent against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act, which in in the opinion of the SEC is against public policy and therefore unenforceable.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock under the Sales Agreement, and (2) the termination of the Sales Agreement as permitted therein.

As agents, none of the Distribution Agents will engage in any transaction that stabilize the price of our common stock in violation of Regulation M.

The Distribution Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of Distribution Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the company, for which they received or will receive customary fees and expenses.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon by Davis Wright Tremaine LLP, Seattle, Washington. Certain legal matters relating to this offering have been passed upon on behalf of the Distribution Agents have been passed upon by Duane Morris, LLP, Newark, New Jersey.

EXPERTS

The financial statements incorporated in this Prospectus Supplement by reference from HomeStreet, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of HomeStreet, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, and filed a registration statement on Form S-3 under the Securities Act of 1933 relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a web site at ir.homestreet.com. Our website content is presented for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Securities Exchange Act filings and any amendments thereto as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

PROSPECTUS

HomeStreet, Inc.

$125,000,000

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $125 million. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HMST”. On April 28, 2014, the last reported sales price of our common stock as reported on the Nasdaq Global Select Market was $18.14 per share. HomeStreet is considered an emerging growth company, or EGC, under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and as such is entitled to certain reduced public company reporting requirements.

Investing in our common stock involves risks; for more information please see “Risk Factors” on page 4 of this prospectus.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, senior debt securities, subordinated debt securities, warrants, rights or units in one or more offerings. We may use the shelf registration statement to sell, in one or more offerings, up to $125 million of any securities registered, in any combination in an offering amount. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless the context requires otherwise, references to “HomeStreet,” the “Company,” “we,” “our,” “ours” and “us” are to HomeStreet, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.homestreet.com. You may also read and copy any document we file with the SEC, including the registration statement on Form S-3 of which this prospectus forms a part, and the exhibits thereto, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 17, 2014;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 16, 2014;

•	our Current Report on Form 8-K filed with the SEC on April 29, 2014; and

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on February 10, 2012.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

HomeStreet, Inc.

601 Union Street, Suite 2000

Seattle, Washington 98101

(206) 623-3050

Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that represent our beliefs, projections and predictions about future events. These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievement described in or implied by such statements. Actual results may differ materially from the expected results described in our forward-looking statements, including with respect to the correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of publicly available information relating to the factors upon which our business strategy is based or the success of our business.

In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should” or “will” or the negative thereof, variations thereof and similar expressions. Such statements are based on management’s current expectations and are subject to risks and uncertainties which may cause actual results to differ materially from those set forth in the forward-looking statements. There can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as such risk factors may be updated in subsequent SEC filings, as well as our other reports filed with the SEC and in any prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this prospectus or any prospectus supplement or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein before deciding to invest in our securities. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

We did not include a ratio of earnings to combined fixed charges and preferred stock dividends because we did not have any preferred stock outstanding during the periods presented.

Our consolidated ratio of earnings to combined fixed charges and preference dividends for the period indicated is as follows:

	Years Ended December 31,
	2013	2012	2011	2010		2009
Ratio of Earnings to Fixed Charges (including interest on deposits)	2.88	5.62	1.49	0.41		(0.93	)(1)

Ratio of Earnings to Fixed Charges (excluding interest on deposits)	5.29	19.13	3.03	(0.90	)*	(4.75	)(2)

(1)	Earnings to fixed charges (including interest on deposits) was a deficiency of $75.6 million for the year ended December 31, 2009.
(2)	Earnings to fixed charges (excluding interest on deposits) was a deficiency of $15.9 million and $129.9 million for the years ended December 31, 2010 and 2009, respectively.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any of our securities for general corporate purposes, unless we state otherwise in a prospectus supplement. We may temporarily invest funds that we do not immediately use in short- and medium-term marketable securities.

DIVIDEND POLICY

We declared a special cash dividend of $0.11 per share in each of the quarters ended June 30, 2013, September 30, 2013 and December 31, 2013.

The amount and timing of future dividends have not been determined. The payment of dividends will depend upon a number of factors, including regulatory capital requirements, the liquidity, financial condition and results of operations of us and of our wholly owned subsidiary, HomeStreet Bank (the “Bank”), strategic growth plans, tax considerations, statutory and regulatory limitations and general economic conditions. Our ability to pay dividends to shareholders is significantly dependent on the Bank’s ability to pay dividends to us, which is limited to the extent necessary for the Bank to meet the regulatory requirements of a “well-capitalized” bank or other formal or informal guidance communicated by our principal regulators. New capital rules to be implemented on

January 1, 2015 will impose more stringent requirements on the ability of the Bank to maintain “well-capitalized” status and to pay dividends to the Company. See “Regulation of HomeStreet Bank - Capital and Prompt Corrective Action Requirements - New Capital Rules” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 17, 2014.

For the foregoing reasons, there can be no assurance that we will pay any further special dividends in any future period.

DESCRIPTION OF COMMON STOCK

We are authorized under our amended and restated articles of incorporation to issue up to 160,000,000 shares of common stock. As of April 25, 2014 there were 14,849,691.6 shares of our common stock outstanding and no shares of preferred stock outstanding. In addition, 705,006 shares of our authorized but unissued common stock remain reserved to be issued as awards to our employees pursuant to our 2010 Equity Incentive Plan (the “2010 Plan”) of which 604,254 are subject to outstanding options to purchase common stock, and 148,905 shares remain available for issuance under our 2011 Director Equity Compensation Plan (the “2011 Plan”).

Common Stock

Except as otherwise required by law or provided in any amendment to our articles of incorporation setting forth the designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring shareholder action, except with respect to amendments to our articles of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights in connection with the election of directors.

Except as otherwise provided by law, our articles of incorporation or our bylaws, all matters to be voted on by our shareholders must be approved by a majority of the shares present in person or by proxy at a meeting of shareholders and entitled to vote on the subject matter. Our articles of incorporation require the approval by affirmative vote of 2/3 of the outstanding stock of HomeStreet, Inc. to take the following actions:

•	amend the articles of incorporation;

•	adopt a plan of merger or plan of share exchange;

•	sell, lease, exchange or otherwise dispose of all or substantially all of the property of HomeStreet, Inc., other than in the usual and regular course of business; or

•	dissolve the company

In the case of the election of directors, where a quorum is present, a plurality of the votes cast shall be sufficient to elect each director.

Holders of our common stock are entitled to receive dividends only when, as and if dividends are approved by our board of directors out of legally available funds. Subject to any preferential rights of any then outstanding preferred stock and to the requirements of Washington law and any order applicable to us, holders of our common stock are entitled to receive the holder’s proportionate share of any such dividends that may be declared by our board of directors. We are subject to various regulatory restrictions relating to the payment of dividends, and may from time to time be precluded from declaring, making or paying any dividends on our common stock. We rely on dividends from the Bank in order to pay dividends to holders of our common stock.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights to holders of our then outstanding preferred stock, if any.

Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and the shares of common stock offered by us in this offering, when issued, will be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of our common stock, except for the shares of common stock that our board of directors authorizes for issuance on an annual basis under the terms of the 2010 Plan and in the form of stock grants to directors as part of their annual compensation under the 2011 Plan. Authorized but unissued shares of our common stock may be issued from time to time to such persons and for such consideration as our board of directors may determine.

Restrictions on Ownership and Transfer

Under a rebuttable presumption established by the Federal Reserve, it is possible that the acquisition of 10% or more of the voting stock of a savings and loan holding company, would, under certain circumstances set forth in the presumption, constitute the acquisition of control. As such, an investor wishing to acquire and hold more than 10% of our common stock after this offering may be required to file a change of control application with the Federal Reserve that would need to be approved before such investor could acquire such shares. Washington banking law also includes restrictions on the acquisition of control of a bank or its holding company.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Nasdaq Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HMST.”

Material Anti-Takeover Effects of our Charter and Bylaws and of Washington Law

Our charter documents and the Washington Business Corporation Act, or WBCA, contain provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Certain of these provisions are summarized in the following paragraphs.

Authorized but Unissued Shares of Common Stock and Preferred Stock

We believe that the availability of the preferred stock under our articles of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special shareholders meeting. The authorized shares of preferred stock, as well as the authorized but unissued shares of our common stock, will be available for issuance without further action by our shareholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our board of directors has the power, subject to applicable law, to issue additional shares of common stock or a new series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then prevailing market price of the stock.

Cumulative Voting

The WBCA provides that shareholders have the right to cumulate votes in the election of directors unless our articles of incorporation provide otherwise. Our articles of incorporation expressly disallow cumulative voting in the election of directors.

Increase in the Number of Directors

Our second amended and restated bylaws, which are incorporated into our charter, provide for a range of seven to 13 directors and grants the board of directors authority to increase the number of directors within that range by resolution adopted by the affirmative vote of a majority of the directors then in office. In addition, the board of directors currently has the authority to amend the bylaws to increase the maximum number of directors without seeking shareholder approval. Newly created directorships resulting from an increase in the number of authorized directors, or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, are filled solely by the affirmative vote of a majority of the remaining directors then in office. An increase in the number of authorized directors could have the effect of discouraging a takeover by restricting the ability of a shareholder (or group of shareholders) from changing the majority composition of the board of directors.

Staggered Board of Directors; Removal of Directors

Our articles of incorporation divide our board of directors into three classes with staggered three-year terms. In addition, pursuant to the Company’s bylaws a director may be removed only for good cause and only by an affirmative vote of the shareholders. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled by vote of a majority of our directors then in office.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that shareholders seeking to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders. Our bylaws provide detailed requirements for shareholder proposals for our annual meetings, including shareholder nominations for director. In addition, director nominees are required to meet any requirements for director under the laws and regulations applicable to the Company, including any requirements set by our regulators, and must provide certain information, including biographical information, share ownership amounts and other information that would need to be included in a proxy statement relating to the election of a director.

Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called only by the holders of shares entitled to cast not less than 10.0% of the votes at that meeting, the board of directors, the Chairman of the board of directors, or the Chief Executive Officer. This limited ability to call a special meeting of shareholders may have an anti-takeover effect because a potential acquirer may be impeded from calling a special meeting of shareholders to consider removing directors or to consider an acquisition offer.

Anti-Takeover Effects of Washington Law

Washington law contains certain provisions that may have the effect of delaying, deterring or preventing a change in control of the Company. Chapter 23B.19 of the WBCA prohibits us, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined as a person or group of persons who acquire 10.0% or more of our voting securities without the prior approval of the our board of directors) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or otherwise allowing the acquiring person to receive a disproportionate benefit as a shareholder. Exceptions to this statutory prohibition include approval of the transaction at a shareholders meeting by holders of not less than a two-thirds of the shares held by each voting group entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, transactions approved by the board of directors prior to the acquiring person first becoming an acquiring person, or, with respect to a merger, share exchange, consolidation, liquidation or distribution entered into with the acquiring person, transactions where certain other requirements regarding the fairness of the consideration to be received by the shareholders have been met. We may not exempt ourselves from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of the Company.

DESCRIPTION OF PREFERRED STOCK

The following outlines the general provisions of the shares of preferred stock, no par value or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our amended and restated articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 10,000 shares of preferred stock, no par value, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock that we may offer.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the our amended and restated articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders.

The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of HomeStreet more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Description of Common Stock – Material Anti-Takeover Effects of our Charter and Bylaws and of Washington Law.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of HomeStreet with or into another corporation nor a merger of another corporation with or into HomeStreet nor a sale or transfer of all or part of HomeStreet’s assets for cash or securities will be considered a liquidation, dissolution or winding up of HomeStreet.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of HomeStreet or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our amended and restated articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

Description Of Debt Securities

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with our common stock, preferred stock, debt securities and/or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of our common stock or preferred stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

•	the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock, preferred stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:

•	issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•	pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•	issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our common stock, preferred stock and/or debt securities in one or more series. Rights may be offered independently or together with our common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of common stock, share of preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of common stock, shares of preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transaction at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers or the purchasers of the securities, as applicable, may also receive from us compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the

Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq Global Select Market. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Davis Wright Tremaine LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements of HomeStreet, Inc. and subsidiaries as of December 31, 2012, and for each of the years in the two-year period ended December 31, 2012, except as to note 20, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HomeStreet, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on HomeStreet, Inc.’s past financial statements incorporated by reference in this registration statement.

The 2013 financial statements and the retrospective adjustments to the 2012 and 2011 financial statement disclosures incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus Supplement

Up to $60,000,000 common stock

Distribution Agents

FBR	Keefe, Bruyette & Woods, Inc.

December 6, 2015